SCHEDULE 14C
                               (RULE 14C-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT
                          SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

  Check the appropriate box:

  [  ] Preliminary Information Statement
  [  ] Confidential, for Use of the Commission
       Only (as permitted by Rule 14c-5 (d) (2))
  [X]  Definitive Information Statement

                       HARRELL HOSPITALITY GROUP, INC.
              (Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement, if Other Than the
  Registrant(s)

  Payment of Filing Fee (Check the appropriate box):

  [x]  No fee required.
  [ ] Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1) Title of each class of securities to which transaction applies:


       (2)  Aggregate number of securities to which transaction applies:






       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       (4)  Proposed maximum aggregate value of transaction:


       (5)  Total fee paid:


  [  ] Fee paid previously with preliminary materials.

  [  ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)  Amount Previously Paid:

            (2)  Form, Schedule or Registration Statement No.:


            (3)  Filing Party:

            (4)  Date Filed:






                       HARRELL HOSPITALITY GROUP, INC.
                       16475 DALLAS PARKWAY, SUITE 410
                             DALLAS, TEXAS 75248

                            INFORMATION STATEMENT

                    **WE ARE NOT ASKING FOR A PROXY AND
                 YOU ARE REQUESTED NOT TO SEND US A PROXY**

  INTRODUCTION

  This Information Statement is being furnished to the stockholders of record of Harrell Hospitality Group, Inc. (the _Company_) as of September, 2000, in connection with the adoption of the Certificate of Amendment of Restated Certificate of Incorporation (the _Certificate of Amendment_) by the written consent of the holders of a majority interest of the Company's voting capital stock consisting of the Company's outstanding Class A Common Stock, $0.01 par value (the "Common Stock") and a five-for-one stock split of the Company's Common Stock. On September 7, 2000 the Company's Board of Directors approved and recommended that the Restated Certificate of Incorporation be amended in order to:

       t increase the number of authorized shares of the Company's Class A Common Stock to 100,000,000 shares.

       t change the par value of the Class A Common Stock to $.002 per share.

       t    redesignate the Preferred Stock as Class A Preferred Stock.

       t create a new class of preferred stock (Class B Preferred Stock) with 10,000,000 authorized shares issuable in series.

  The Certificate of Amendment was approved by written consent on September 13, 2000, of the stockholders owning a majority of the outstanding Common Stock, and the Certificate of Amendment was filed and accepted by the Delaware Secretary of State on September 15, 2000 with a delaying provision that the amendment will not become effective until October 23, 2000.

  The elimination of the need for a special meeting of stockholders to approve the Certificate of Amendment is made possible by Section 228 of the Delaware General Corporate Law (the _DGCL_), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the DGCL, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to amend the Company's Restated Certificate of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Certificate of Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the voting stock of the Company.

  On September 1, 2000, the Company's Board of Directors unanimously adopted a resolution authorizing and declaring a five-to-one stock split out of authorized capital, which split provides four additional shares of Common Stock for each authorized share of Common Stock issued to common stockholders who were stockholders of record at 12:01 a.m. September 1, 2000.

  On September 13, 2000, following the stock split, there were 6,682,900 outstanding shares of Common Stock and approximately 694 holders of record of Common Stock. The approval of the Certificate of Amendment requires the written consent of the holders of a majority of the outstanding shares of the Common Stock, and each share of the Common Stock was entitled to one vote with respect of the approval of the Certificate of Amendment. By written consent in lieu of a meeting, holders of 4,828,990 shares of the Common Stock, representing approximately 72.3% of the outstanding voting power, have approved the listed corporate actions.

  Under applicable federal securities laws, the Certificate of Amendment cannot be effected until at least 20 calendar days after this information statement is sent or given to the stockholders of the Company. The approximate date this information statement is first being sent or given to stockholders is October 1, 2000.

  CERTIFICATE OF AMENDMENT

  In September, 2000, the Board of Directors approved, subject to the approval of the Company's stockholders, the Certificate of Amendment, which amends and/or adds certain provisions of the Restated Certificate of Incorporation to:

       t increase the number of authorized shares of the Company's Class A Common Stock to 100,000,000 shares.

       t change the par value of the Class A Common Stock to $.002 per share.

       t    redesignate the Preferred Stock as Class A Preferred Stock.

       t create a new class of preferred stock (Class B Preferred Stock) with 10,000,000 authorized shares issuable in series.

  A copy of the Certificate of Amendment is attached to this document as Exhibit _A_.

  EFFECT OF THE CERTIFICATE OF AMENDMENT

  The Certificate of Amendment will increase the total number of authorized shares of the Common Stock by an amount substantially greater than that necessary to effect the stock split and will also substantially increase the total number of authorized shares of






  Preferred Stock by creating a new class of preferred stock issuable in series..


  RIGHTS OF ADDITIONAL STOCK

  Each additional share of Common Stock authorized by the Certificate of Amendment would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. Each share of a series of Class B Preferred Stock would have the rights, privileges and preferences as designated by the Board of Directors for such series.

  REASON FOR THE AMENDMENT

  The amendment would increase the number of shares of common stock that the Company is authorized to issue from 9,000,000 to 100,000,000 and would also create a new class of preferred stock to be designated as "Class B Preferred Stock." The increase will ensure that the Company continues to have additional shares available for future issuances from time to time as approved by the Board of Directors for any proper purpose, including financing, mergers, acquisitions of other businesses, future stock dividends or splits and issuances under stock options and other incentive programs. The total number of shares of Class B Preferred Stock that the Board of Directors shall have the authority to issue is 10,000,000 shares, par value $.01 per share. The creation of Class B Preferred Stock will enable the Board of Directors to seek additional capitalization for the Company with the flexibility to designate different series of stock having different attributes such as dividend preferences, conversion rights, or redemption rights. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares of the Common Stock or the issuance or authorization of additional shares of the Class B Preferred Stock unless required by the Restated Certificate of Incorporation or by applicable law or regulation.

  THE STOCK SPLIT

  The Board of Directors believe that the stock split, by increasing the number of issued and outstanding shares, may help to obtain wider distribution and improved marketability of the Common Stock over time.

  Certificates representing shares of the Company's Common Stock issued prior to September 1, 2000 (the "Stock Split Record Date") will continue to represent the same number of shares of the Company's stock as they did prior the Stock Split Record Date. Each common stockholder will be entitled to receive four additional shares of common stock for each share of common stock held on such date. Distribution of the additional share certificates is presently expected to occur in late October, 2000. Existing certificates will not be exchanged for new certificates.
  Please do not return any certificates to the Company or the Company's transfer agent.

  The Company has been advised by legal counsel that under U.S. federal income tax laws the receipt of additional shares of common stock in the stock split will not constitute taxable income to stockholders. In addition, the cost or other tax basis to a stockholder of each old share held immediately before the split will be divided equally among the corresponding five shares held immediately after the split, and the holding period for the five shares will include the period for which the corresponding old share was held. The laws and jurisdiction other than the United States may impose income taxes or other fees on the receipt of additional shares resulting from the split. Stockholders subject to such other laws should consult with their own financial advisors for additional information.

  If a stockholder elects to sell or purchase shares of the Company's common stock following the stock split, stock transfer taxes, if applicable, may be higher in a transaction involving an equivalent aggregate market value, because of the greater number of shares involved, and the brokerage commissions associated with such activities may also be higher. Stockholders may wish to determine from their brokers the taxes and commissions applicable for the additional number of shares.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of September 13, 2000, (i) the name of each current director of the Company and each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's Class A Common Stock, (ii) the number of shares each such director and 5% beneficial owner and all officers and directors of the company as a group, and (iii) the percent of outstanding Class A Common Stock so owned by each such director, 5% beneficial owner and management group:

  Name and Address of           Number of Shares of       Approximate
  Beneficial Owner              Class A Common Stock       Percent of
                                Beneficially Owned as     Class
                                of September 13, 2000
  DIRECTORS:                    (1)

  Paul L. Barham (2)
  16475 Dallas Parkway          0                         0
  Suite 410
  Dallas, Texas  75248

  Norman L. Marks (3)
  16475 Dallas Parkway          0                         0
  Suite 410
  Dallas, Texas 75248

  Geoffrey Dart
  c/o Robert Edwards            0                         0
  Edwards & Associates
  17060 Dallas Parkway
  Suite 101
  Dallas, Texas  75248






  Gerard Thompson               0                         0
  4th Floor Nuffield House
  41-46 Picadilly
  London, UK  WIVONB

  5% BENEFICIAL OWNERS:

  Businesship                   1,456,440                 21.79%
  International, Inc.
  One Alhambra Plaza
  Suite 1400
  Coral Gables, Florida
  33134                         500,000                   7.48%
                                318,195 options (4)
  Barham Family Interests,
  Inc.
  16475 Dallas Parkway
  Suite 410                     500,000                   7.48%
  Dallas, Texas 75248           318,195 options (4)

  Marks & Associates, Inc.
  16475 Dallas Parkway
  Suite 410                     822,850 (5)               12.31%
  Dallas, Texas 75248

  The Estate of Wilson L.
  Harrell                       1,000,000                 14.96%
  7380 Pine Valley Road
  Cummings, Georgia 30131

  Merchant Capital
  Holdings, Ltd.
  c/o Robert Edwards
  Edwards & Associates          550,000                   8.22%
  17060 Dallas Parkway
  Suite 101
  Dallas, Texas  75248

  Cybertec Holdings, PLC
  Rosedale House
  Rosedale Road
  Richmond Surrey, UK TW
  92 SZ

  (1) Except as noted below, the individual listed has sole voting and investment power.

  (2) Paul L. Barham and his other family members own 500,000 shares through Barham Family Interests, Inc.

  (3) Norman L. Marks and his other family members own 500,000 shares through Marks & Associates, Inc.

  (4)  Barham Family Interests, Inc. and Marks & Associates, Inc. have informed the Company that each has an option to acquire 318,195 shares of Common stock from Businesship International, Inc. that will automatically expire on September 30, 2001 if not exercised.

  (5) The 29,250 shares of Class A Common Stock owned by Charlene Harrell, Wilson L. Harrell's widow, are included in the estates beneficial ownership in the above table.


                                By Order of the Board of Directors,



                                Paul L. Barham, Chief Executive Officer
  Dallas, Texas
  September 18, 2000






                                 EXHIBIT _A_

                         CERTIFICATE OF AMENDMENT OF

                  RESTATED CERTIFICATE OF INCORPORATION OF

                       HARRELL HOSPITALITY GROUP, INC.

       Harrell Hospitality Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

       DOES HEREBY CERTIFY:

  FIRST:    That, pursuant to the provisions of Section 141, 161 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company by an Unanimous Written Consent dated as of September 7, 2000, did hereby adopt the following resolutions:

       RESOLVED, that it is hereby proposed and declared advisable to amend the Restated Certificate of Incorporation of the Company by changing Article Four thereof so that, as amended, it shall read in its entirety as follows:

            (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is one hundred and eleven million (111,000,000) divided into three classes as follows:

                 One hundred million (100,000,000) shares shall be Class A common stock, $.002 par value per share ("Class A Common Stock"); and

                 One million (1,000,000) shares shall be Class A preferred stock, $1.00 par value per share (the "Class A Preferred Stock").

                 Ten million (10,000,000) shares shall be Class B preferred stock, $.01 par value per share, issuable in series (the "Class B Preferred Stock").

            (b) The Class A Preferred Stock shall be entitled to receive dividends, out of any funds legally available for that purpose, at the annual rate of ten percent (10%) of the par value and no more, payable in preference and priority to any dividends on the Class A Common Stock or the Class B Preferred Stock, as the Board of Directors may from time to time determine. The right to dividends on the Class A Preferred Stock is not cumulative. Except as otherwise required by law, the Class A Preferred Stock shall have no voting rights. The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time any part, of the outstanding Class A Preferred Stock by paying in cash the par value per share plus all dividends declared but unpaid.






            Such Class A Preferred Stock shares are considered redeemed, and dividends cease to accrue, upon notice mailed to the last known address of the holder and the earlier of (i) payment of the redemption price to the holder, or (ii) deposit of the redemption price with a bank or trust company with irrevocable instructions to pay the holder the redemption price upon surrender of the certificates evidencing the Class A Preferred Stock. Upon liquidation of the corporation, the holders of any outstanding shares Class A Preferred Stock shall be entitled to receive an amount per share equal to the par value thereof and no more, payable in preference and priority to any amounts payable upon liquidation to the holders of any outstanding Class A Common Stock or of any Class B Preferred Stock.

            (c) The Class B Preferred Stock may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of Directors. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Class B Preferred Stock, to fix and determine, to the extent not fixed by the provisions of this Article, the powers, designations, relative rights, preferences, qualifications and limitations of the shares of each series of Class B Preferred Stock, including (but without limiting the generality of the foregoing) any of the following:

                 (i)  the distinctive name and any serial
                      designations;

                 (ii) the dividend rate and payment dates;

                 (iii) with respect to the declaration and payment of dividend upon each series of Class B Preferred Stock, whether such dividends are to be cumulative or noncumulative, preferred, subordinate or equal to dividends declared and paid on any other series of Class B Preferred Stock or Class A Common Stock;

                 (iv) the number of shares of such series;

                 (v)  the voting rights, if any, of such series;

                 (vi) the liquidation rights and preferences relative to
                      any other series of Class B Preferred Stock or Class A Common Stock;

                 (vii) the redemption provisions, if any, with respect to any series; or

                 (viii) any conversion, exchange, purchase or other privileges to acquire shares of any other series of Class B Preferred Stock or Class A






                           Common Stock.


            Each share of each series of Class B Preferred Stock shall have the same relative rights and be identical in all respects with all other shares of the same Class B Preferred Stock series. Notwithstanding anything in this Article to the contrary, no shares of Class B Preferred Stock shall have a dividend preference or liquidation preference over the Class A Preferred Stock.

       RESOLVED, that the amendment proposed above be presented for their consideration to the stockholders of the Company.

  SECOND: That the holders of a majority of the outstanding stock of the Company entitled to a vote on the foregoing proposed amendment have signed and delivered to the Company a written consent in accordance with
  Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided by Section 228(d).

  THIRD:    That the aforementioned amendment was duly adopted in
  accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

  FOURTH:   This Certificate of Amendment of Restated Certificate of
  Incorporation shall be effective as of October 23, 2000.

       IN WITNESS WHEREOF, said Harrell Hospitality Group, Inc., has caused this certificate to be executed by Norman L. Marks, its President, and attested to by Paul L. Barham, its Secretary, this 13th day of September, 2000.

                                HARRELL HOSPITALITY GROUP, INC.



                                By:  /s/ Norman L. Marks
                                     Norman L. Marks, President
  ATTEST:


  By:  /s/ Paul L. Barham
       Paul L. Barham, Secretary